UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2014

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan	49504
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, the Boards of Directors of Mercantile Bank Corporation (“Mercantile”), and of Mercantile’s wholly-owned subsidiary, Mercantile Bank of Michigan (the “Bank”), adopted an amendment ("Amendment") to the executive officer bonus plan that was previously adopted by Mercantile and the Bank on February 20, 2014, for the first six months of 2014 (the “Executive Officer Plan”).

The Amendment adds Thomas Sullivan and Samuel Stone as executive officers who are entitled to receive a bonus payment under the Executive Officer Plan effective as of the date of the merger between Mercantile and Firstbank Corporation ("Firstbank"), which is expected to be June 1, 2014. Effective as of the merger with Firstbank, (i) Mr. Sullivan will be the Chairman of the Board of Directors of Mercantile and Vice Chairman of the Board of Directors of the Bank when Firstbank and Keystone Community Bank have been consolidated with the Bank and (ii) Mr. Stone will be the Executive Vice President – Corporate Finance and Strategic Planning of Mercantile and the Bank and, as such, each will be an executive officer of Mercantile.

The Amendment further provides that any payments under the Executive Officer Plan to Mr. Sullivan and Mr. Stone will not exceed 3.34% of each such executive officer's 2014 salary payable by Mercantile. 3.34% is the pro-rated amount of the maximum amount payable to the other executive officers to reflect the period of participation by Mr. Sullivan and Mr. Stone in the Executive Officer Plan. Also, the maximum amount that can be paid from the bonus pool under the Executive Officer Plan is increased from $213,600 to $234,935.

Finally, the Amendment provides that the 2014 Executive Bonus Metrics set forth in the Executive Officer Plan will be measured based upon the unconsolidated financial statements of the Bank for all Executive Officers participating in the plan.

The Amendment is subject to the completion of the merger between Mercantile and Firstbank. If the merger is not competed on June 1, 2014 but is completed before June 30, 2014, the Amendment will be effective on such merger date. Further, Mr. Sullivan and Mr. Stone will not become participants in the Executive Officer Plan until such merger completion date and the maximum amount payable to Mr. Sullivan and Mr. Stone will be further adjusted to reflect their actual period of participation in the Executive Officer Plan.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to the 2014 Mercantile Executive Officer Bonus Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief
Financial Officer and Treasurer

Date: May 22, 2014

Exhibit Index

Exhibit Number	Description

10.1	Amendment to the 2014 Mercantile Executive Officer Bonus Plan

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